UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2024

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5224	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 Par Value per Share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 10, 2024, Unicoin, Inc. (the “Company”) received a “Wells Notice” from the Staff of the SEC (the “Staff”) stating that it has made a preliminary determination to recommend that the Securities and Exchange Commission (the “SEC”) file an enforcement action against the Company. This proposed action would allege violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder and Sections 5 and 17(a) of the Securities Act of 1933. The Staff further advised the Company that the potential enforcement action may involve a civil injunctive action or other action allowed by law, and may seek remedies that include an injunction, disgorgement, pre-judgment interest, civil money penalties, and such other relief as may be available.

In addition, on December 10, 2024, Alex Konanykhin, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, Silvina Moschini, the Chief Executive Officer of the Company’s subsidiary Unicorns, Inc., Alejandro Dominguez, the Company’s former Chief Investment Officer, and Richard Devlin, the Company’s Senior Vice President and General Counsel, each received a “Wells Notice” from the Staff stating that it has made a preliminary determination to recommend that the SEC file an enforcement action against Messrs. Konanykhin, Dominguez and Devlin and Ms. Moschini. This proposed action would allege violations of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and Sections 5 and 17(a) of the Securities Act of 1933, as well as, in the case of Mr. Konanykhin and Ms. Moschini, violations of these provisions as a controlling person of the Company under Section 20(a) of the Exchange Act. The Staff further advised these individuals that the potential enforcement action may involve a civil injunctive action or other action allowed by law, and may seek remedies that include an injunction, disgorgement, pre-judgment interest, civil money penalties, a bar from service as an officer or director and limitations on activities or bars from association and such other relief as may be available.

The Wells Notices are neither formal allegations nor findings of wrongdoing. They allow the recipients the opportunity to address the issues raised by Staff before they make an enforcement recommendation to the SEC or the SEC votes on whether to authorize an enforcement action.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including with respect to potential action the SEC may take related to the Company’s activities. Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this Current Report on Form 8-K. Factors that contribute to the uncertain nature of our forward-looking statements include, among others, the possibility of developments in our conversations with the SEC about the Company’s activities. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is included in Part I, Item 1A of our Annual Report on Form 10-K for year ended December 31, 2023, as well as our other filings with the SEC, which are available on the SEC’s web site at www.sec.gov. Except as otherwise noted, all forward-looking statements are made as of the filing date of this Current Report on Form 8-K and are based on information and estimates available to us at this time. Except as required by law, we assume no obligation to update any of the statements in this Current Report on Form 8-K whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this Current Report on Form 8-K with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: December 16, 2024

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